U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 2, 2002

                            RAPTOR INVESTMENTS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
                                     -------
                 (State or other jurisdiction of incorporation)

                    0-23026                        22-3261564
                    -----------------------------------------
           (Commission File Number)      (IRS Employer Identification No.)


          2855 N. UNIVERSITY DRIVE, SUITE 320, CORAL SPRINGS, FL 33065
          ------------------------------------------------------------
                    (Address of principal executive offices)


               Registrant's telephone number, including area code
                                 (954) 346-5799
                                 --------------

          (Former name or former address, if changed since last report)

                                       N/A
                                       ---





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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

           Effective July 2, 2002, Raptor Investments, Inc. ("Raptor") entered into a Stock Purchase Agreement ("Stock Agreement") whereby Raptor acquired 100% of the issued and outstanding common stock of J & B Wholesale Produce, Inc. ("J & B") from Gennaro Mugnano in exchange for $2,325,000. Contemporaneously therewith, J & B entered into a Lease With Option to Purchase ("Lease") with J & B as Lessee and Gennaro Mugnano and Barbara Mugnano as Lessors, whereby J & B agreed to lease the cold storage facility and executive offices occupied by J & B from the Lessors for a period of one year for $6,500. per month. J & B also paid $500,000. for a one year option to purchase the cold storage facility which is the subject of the Lease at a purchase price of $875,000. If J & B exercises the option, the option price of $500,000. will be credited toward the sale price.

           J & B is engaged in the wholesale produce industry in Miami-Dade, Broward, and Palm Beach counties in southeast Florida. The company receives produce from all over the United States by truck and by rail and re-sells the produce to restaurants.

           Pursuant to the Stock Agreement, Raptor acquired 1000 shares of J & B common stock, par value $0.01, and J & B became a wholly-owned subsidiary of Raptor. J & B was incorporated in Florida as a profit corporation on May 16, 1994. J & B reported gross receipts of $7,491,776. in 2000 and net income of $222,863. J & B reported gross receipts of $8,309,442. in 2001 and net income of $117,877.

           In order to effectuate the purchase, Raptor and J & B borrowed $2,825,000. from Gelpid Associates LLC ("Gelpid") a Florida Limited Liability Company. A promissory note ("Note") in the amount of $2,825,000. was executed. The Note has a term of three years, and bears interest at the rate of LIBOR plus ten percent, adjusted monthly. The minimum monthly payment due under the Note is accrued interest only. There is no prepayment penalty under the Note. The Note is secured by the machinery, equipment, furniture, fixtures, inventory, accounts receivable, work in progress, , motor vehicles, computer hardware and computer software of J & B. Contemporaneously with the execution of the Note, Raptor and J & B entered into a loan agreement with Gelpid which permits Gelpid to either appoint one member to the Board of Directors of Raptor and J & B, or at the election of Gelpid to appoint an observer to be present at the meetings of the Board of Directors of Raptor and J & B. The loan agreement requires, in addition to the minimum monthly interest payments under the Note, that the principal balance due under the Note be reduced by an amount equal to the greater of $250,000. per annum or 50% of net operating earnings of J & B per fiscal quarter.


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ITEM 7.              FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                     AND EXHIBITS

(a)        Financial Statements and Pro Forma Financial Information

           (1) The Company shall file Financial Statements and Pro Forma Financial Information by an amendment to this Form 8-K within 60 days of the due date of this filing.

(b)        Exhibits

           (1)        Stock Purchase Agreement dated June 21, 2002.



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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Date:   July 2, 2002

                                                 RAPTOR INVESTMENTS, INC.


                                                     /S/ PAUL F. LOVITO, JR.
                                                 -------------------------------
                                                 Paul F. Lovito, Jr., President







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